Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-21680, 33-57117, 333-02785, 333-64170, 333-78017, 333-83251, 333-87432, 333-136071, and 333-150781 of Valmont Industries, Inc. on Form S-8 and Registration Statement Nos. 333-59912 and 333-165926 of Valmont Industries, Inc. on Form S-3 of our reports dated February 28, 2012, relating to the consolidated financial statements and financial statement schedule of Valmont Industries, Inc. (which report expresses an unqualified opinion on those financial statements and financial statement schedule and includes an explanatory paragraph regarding the Company’s adoption of guidance related to the presentation of comprehensive income) and the effectiveness of Valmont Industries, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Valmont Industries, Inc. for the fiscal year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP
Omaha, Nebraska
February 28, 2012